SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 1, 2002

NEXTCARD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-26019	68-0384-606

(Commission File Number)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 1800, San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

(415) 836-9700

(Registrant’s Telephone Number, Including Area Code)

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ITEM 5. OTHER EVENTS
SIGNATURES

ITEM 5. OTHER EVENTS

On October 1, 2002, the Federal Deposit Insurance Corporation, as Receiver for NextBank, N.A. (the “FDIC-R”), delivered to NextCard, Inc. (the “Registrant”) its 30-day advance notice of termination of the Restated and Amended Service Agreement, dated as of March 1, 2002, between the FDIC-R and the Registrant.

On October 4, 2002, the Registrant terminated 14 persons, approximately 25% of its workforce. As of the date of this filing, the Registrant has 38 employees remaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTCARD, INC.
(Registrant)

Date: October 9, 2002	/s/ Robert Linderman

Robert Linderman General Counsel & Secretary

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